Exhibit 99.1

Regency Energy Partners To Construct New Processing Facility and NGL Pipeline in North Louisiana

DALLAS, May 7, 2014 – Regency Energy Partners LP (NYSE: RGP), (“Regency” or the “Partnership”), announced today it will construct a new processing plant and NGL pipeline at Regency’s Dubberly facility in North Louisiana.

The project will include the addition of a new 200 MMcf/d cryogenic processing plant at the existing Dubberly facility, which will accept gas directly from Regency’s recently completed Dubberly gathering trunkline. The residue outlet for this facility will be the Regency Intrastate Gas System (“RIGS”). In addition, Regency will construct a new, 160-mile, 8 and 10 inch NGL pipeline from Dubberly for delivery to fractionation facilities. The pipeline will have an initial capacity of 25,000 Bbls/d, and will be expandable via additional pump stations.

“Strong drilling around our facilities in the richer Cotton Valley play is driving significant volume growth,” said Jim Holotik, executive vice president and chief commercial officer of Regency. “This expansion will allow us to provide incremental processing solutions and create an alternative outlet for newly-produced NGLs from the region.”

Combined project costs are expected to be approximately $260 million and both the new processing facility and the NGL pipeline are backed by fee-based contracts. The projects are expected to be completed in mid-2015.

Regency is a growth-oriented master limited partnership engaged in natural gas gathering and processing, transportation, contract compression and treating, crude oil gathering, water gathering and disposal, natural resource management, and natural gas liquids transportation, fractionation and storage. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

FORWARD-LOOKING INFORMATION

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although Regency believes our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, Regency cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for Regency as well as for producers connected to Regency’s system and its customers, the level of creditworthiness of, and performance by Regency’s counterparties and customers, Regency’s ability to access capital to fund organic growth projects and acquisitions, and Regency’s  ability to obtain debt and equity financing on satisfactory terms, Regency’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in Regency’s transactions, changes in commodity prices, interest rates, and demand for Regency’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, Regency’s ability to obtain required approvals for construction or modernization of Regency’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by Regency with the SEC, which are available to the public. Regency undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Manager, Finance & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785
vicki@granadopr.com